As filed with the Securities and Exchange Commission on December 6, 2004.

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under The Securities Act of 1933

ALBERTSON’S, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	82-0184434 (I.R.S. Employer Identification No.)

250 Parkcenter Boulevard, P.O. Box 20, Boise, Idaho 83726
(Address of Principal Executive Offices Including Zip Code)

Albertson’s, Inc. 2004 Equity and Performance Incentive Plan
(Full Title of the Plan)

John R. Sims
Executive Vice President and General Counsel
Albertson’s, Inc.
250 Parkcenter Boulevard, P.O. Box 20
Boise, Idaho 83726
(208) 395-6300
(Name , Address and Telephone Number of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of		Proposed Maximum	Proposed Maximum	Amount of
Securities to	Amount to be	Offering	Aggregate	Registration
be Registered	Registered (1)(2)	Price Per Share (3)	Offering Price (3)	Fee
Common Shares, $1.00 par value (4)	16,000,000	$24.53	$392,480,000.00	$49,727.22

(1)	Represents maximum number of common shares of the Registrant, $1.00 par value (“Common Shares”), issuable pursuant to the Albertson’s, Inc. 2004 Equity and Performance Incentive Plan (the “Plan”) being registered hereon.

(2)	Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional Common Shares as may become issuable pursuant to the anti-dilution provisions of the Plan.

(3)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on December 3, 2004, within five business days prior to filing.

(4)	One right to purchase Series A Junior Participating Preferred Stock (a “Right”) will also be issued with respect to each Common Share. The terms of the Rights are described in the Stockholder Rights Plan Agreement, filed as Exhibit 1 to Form 8-A on March 4, 1997, Amendment No. 1 thereto, filed as Exhibit 4.1(b) to Form 8-A on August 6, 1998, Amendment No. 2 thereto, filed as Exhibit 3 to Form 8-A on March 25, 1999 and Amendment No. 3 thereto, filed as Exhibit 6 to Form 8-A on September 30, 2003.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents have been filed by Albertson’s, Inc., a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference:

•	The Registrant’s Annual Report on Form 10-K, filed March 29, 2004 and Form 10-K/A filed April 2, 2004;

•	The Registrant’s Quarterly Reports on Form 10-Q, filed June 4, 2004, September 3, 2004 and December 3, 2004.

•	The Registrant’s Current Reports on Form 8-K, filed April 30, 2004, May 6, 2004, June 2, 2004 (reporting information under Items 5 and 7 of Form 8-K), June 3, 2004, July 9, 2004, October 5, 2004 (reporting information under 5.02) and October 13, 2004.

•	The description of the Registrant’s Common Shares contained in the registration statement on Form S-3 filed March 29, 2004, including any subsequently filed amendments and reports updating such description; and

•	The description of the Preferences and Rights of Series A Junior Participating Preferred Stock included in the registration statement on Form 8-A dated March 4, 1997, as amended by Amendment No. 1 on Form 8-A dated August 6, 1998, Amendment No. 2 on Form 8-A dated March 25, 1999 and Amendment No. 3 on Form 8-A dated September 30, 2003.

     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Registrant is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation law (the “DGCL”), which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity of another corporation, or business organization against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify the officer or director against the expenses that such officer or director actually and reasonably incurred.

     The Registrant’s Restated Certificate of Incorporation (as amended) provides that, to the extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Registrant will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(b)(7) of the DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting personal liability of directors of a corporation for monetary damages arising from breaches of fiduciary duty, except for liability (1) for breaches of a director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) for the payment of unlawful dividends or unlawful stock purchases or redemptions or (4) for transactions in which a director received an improper personal benefit. The Registrant has entered into agreement with its directors providing contractually for indemnification consistent with its Restated Certificate of Incorporation (as amended) and By-Laws (described below).

     The Registrant’s By-Laws provide that each person who was or is made a party to, or is involved in, any pending or completed action, suit or proceeding by reason of the fact that he or she was a director or officer of the Registrant (or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) will be indemnified and held harmless by the Registrant, to the fullest extent authorized by the DGCL.

     The Registrant is insured against various liabilities that it may incur by reason of its indemnification of officers and directors in accordance with its By-Laws. In addition, directors and officers are insured, at the expense of the Registrant, against certain liabilities that might arise out of their directorship or employment, respectively, and not subject to indemnification under the By-Laws.

     This summary is subject to the DGCL, the Registrant’s Restated Certificate of Incorporation (as amended), its By-Laws and agreements referred to above and is qualified in its entirety by reference thereto.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of the Registrant (as amended), previously filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 30, 1998, and incorporated herein by reference.

4.2	By-Laws of the Registrant, amended on March 15, 2001 and December 5, 2003, previously filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 29, 2004, and incorporated herein by reference.

4.3	Stockholder Rights Plan Agreement, previously filed as Exhibit 1 to the Registrant’s Registration Statement on Form 8-A filed on March 4, 1997, and incorporated herein by reference.
4.4	Amendment No. One to Stockholder Rights Plan Agreement, dated August 2, 1998, previously filed as Exhibit 4.1(b) to Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A filed on August 6, 1998, and incorporated herein by reference.

4.5	Amendment No. Two to Stockholder Rights Plan Agreement, dated March 16, 1999, previously filed as Exhibit 3 to Amendment No. 2 to the Registrant’s Registration Statement on Form 8-A filed on March 25, 1999, and incorporated herein by reference.

4.6	Amendment No. Three to Stockholder Rights Plan Agreement, dated September 26, 2003, previously filed as Exhibit 6 to Amendment No. 3 to Form 8-A filed on September 30, 2003, and incorporated herein by reference.

4.7	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, previously filed as Exhibit 3.1.1 to the Registrant’s Annual Report on Form 10-K for the year ended January 30, 1997, and incorporated herein by reference.

4.8	Amendment to Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, previously filed as Exhibit 3.1.2 to the Registrant’s Annual Report on Form 10-K for the year ended January 28, 1999, and incorporated herein by reference.

4.9	Albertson’s, Inc. 2004 Equity and Performance Incentive Plan, previously filed as Attachment B to the Registrant’s Proxy Statement filed on April 29, 2004, and incorporated herein by reference.
5	Opinion of Counsel.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Counsel (Included in Exhibit 5).

Exhibit Number	Description
24.1	Power of Attorney.
24.2	Power of Attorney.

Item 9. Undertakings.

     (a) The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[Signatures on following page]

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on December 6, 2004.

ALBERTSON’S, INC.
By:	/s/ Felicia D. Thornton
Felicia D. Thornton
Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Date: December 6, 2004	* Lawrence R. Johnston Chairman of the Board, ChiefExecutive Officer and President (Principal ExecutiveOfficer)
Date: December 6, 2004	* Felicia D. Thornton Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Date: December 6, 2004	* A. Gary Ames Director
Date: December 6, 2004	* Pamela G. Bailey Director
Date: December 6, 2004	* Teresa Beck Director
Date: December 6, 2004	* Henry I. Bryant Director
Date: December 6, 2004	* Paul I. Corddry Director
Date: December 6, 2004	* Bonnie G. Hill Director

Date: December 6, 2004	* Jon C. Madonna Director
Date: December 6, 2004	* Beth M. Pritchard Director
Date: December 6, 2004	* Kathi P. Seifert Director
Date: December 6, 2004	* Beatriz Rivera Director

*This registration statement has been signed on behalf of the above officers and directors by John R. Sims, as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24 to this registration statement.

DATED: December 6, 2004	By:	/s/ John R. Sims
John R. Sims
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of the Registrant (as amended), previously filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 30, 1998, and incorporated herein by reference.

4.2	By-Laws of the Registrant, amended on March 15, 2001 and December 5, 2003, previously filed as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 29, 2004, and incorporated herein by reference.

4.3	Stockholder Rights Plan Agreement, previously filed as Exhibit 1 to the Registrant’s Registration Statement on Form 8-A filed on March 4, 1997, and incorporated herein by reference.
4.4	Amendment No. One to Stockholder Rights Plan Agreement, dated August 2, 1998, previously filed as Exhibit 4.1(b) to Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A filed on August 6, 1998, and incorporated herein by reference.

4.5	Amendment No. Two to Stockholder Rights Plan Agreement, dated March 16, 1999, previously filed as Exhibit 3 to Amendment No. 2 to the Registrant’s Registration Statement on Form 8-A filed on March 25, 1999, and incorporated herein by reference.

Exhibit Number	Description
4.6	Amendment No. Three to Stockholder Rights Plan Agreement, dated September 26, 2003, previously filed as Exhibit 6 to Amendment No. 3 to Form 8-A filed on September 30, 2003, and incorporated herein by reference.

4.7	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, previously filed as Exhibit 3.1.1 to the Registrant’s Annual Report on Form 10-K for the year ended January 30, 1997, and incorporated herein by reference.

4.8	Amendment to Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, previously filed as Exhibit 3.1.2 to the Registrant’s Annual Report on Form 10-K for the year ended January 28, 1999, and incorporated herein by reference.

4.9	Albertson’s, Inc. 2004 Equity and Performance Incentive Plan, previously filed as Attachment B to the Registrant’s Proxy Statement filed on April 29, 2004, and incorporated herein by reference.
5	Opinion of Counsel.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Counsel (Included in Exhibit 5).
24.1	Power of Attorney.
24.2	Power of Attorney.